EXHIBIT 31.4

CERTIFICATIONS
I, Mark E. Reese, certify that:

1.	I have reviewed this Amendment No. 2 of the Annual Report on Form 10-K/A of EMC Insurance Group Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2019

/s/ Mark E. Reese
Mark E. Reese, Senior Vice President
and Chief Financial Officer